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                                                                    EXHIBIT 99.1



    ASYST PIONEERS AUTOMATION FOUNDRY MODEL WITH TWO STRATEGIC ACQUISITIONS

Help Asyst Advance Its Leadership in 300mm, Creating Expanded OEM Opportunity

     FREMONT, Calif.--(BUSINESS WIRE)--Dec. 7, 2000--Asyst Technologies, Inc. (Nasdaq NM:ASYT - news), the world's largest semiconductor fab automation company, today announced it has signed definitive agreements to acquire two privately held companies -- Advanced Machine Programming (AMP, Morgan Hill, Calif.) and Semifab, Inc. (Hollister, Calif.) -- for approximately $24 million in cash and an estimated 2.95 million shares of stock. The two companies are suppliers of semiconductor equipment-oriented contract manufacturing and integration services. AMP is a precision machining and assembly firm with recent annual revenues of approximately $24 million. Semifab is a provider of process environmental-control systems and outsourcing capabilities with estimated annual revenues of approximately $21 million. Both companies are profitable. Together, these two strategic acquisitions are expected to be immediately accretive to both sales and earnings, and they are expected to close in early 2001.

     With these acquisitions, Asyst is pioneering a new automation foundry model aimed at semiconductor equipment manufacturers. Mihir Parikh, Asyst Technologies chairman and CEO, explained: "These acquisitions complement our industry-leading automation and isolation technology with services vital to semiconductor equipment manufacturers, enabling us to offer these companies a one-stop resource for their contract manufacturing and integration needs. Further, this initiative places us at the forefront of an increased opportunity in the tool-integrated automation market -- from an estimated $45 million per fab to more than $80 million per fab -- for outsourcing of portal automation front-ends and various subsystems. Already considerable, these needs will only become greater as the in-process ramp from 200mm to 300mm semiconductor wafers intensifies."

     Commenting on the new strategy, G. Dan Hutcheson, president of VLSI Research Inc (San Jose, Calif.), said, "This makes a great deal of sense, and is a natural progression for Asyst. Asyst has long been the top portal provider to the industry, with their ability to understand the needs of both the equipment maker and the chip company. Now, they're taking this capability to the next level, creating a model whereby they can provide to the equipment makers and, through them, to the chipmakers, a manufacturing capability that leverages their technology strengths and service network. It's a unique, practical solution that illustrates Asyst's flair for vision and innovation, as when the company helped pioneer the minienvironment revolution more than a decade ago."

Benefits to Semiconductor Equipment Manufacturers

     AMP and Semifab have strong customer relationships with the world's top three semiconductor original-equipment manufacturers (OEMs) -- Applied Materials, Tokyo Electron Ltd. and ASML/SVGL -- from which the two companies derive more than 75 percent of their collective business. The products and services brought under the Asyst banner with the new acquisitions will benefit equipment OEMs in a number of ways, enabling:

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     .  Considerable cost savings by allowing Asyst to employ economies of scale in combining its front-end technology with contract manufacturing and integration services;

     . Broader access to on-time, short cycle delivery of comprehensive solutions; and

     . The ability to obtain, from a proven, reliable source, service and support unavailable elsewhere within the equipment industry.

Details of Acquisitions

     The two companies will become wholly owned Asyst subsidiaries headed by current presidents Craig Fisher of AMP and Glenn Roberson of Semifab. Asyst plans to maintain both AMP's and Semifab's existing sites, creating new opportunities for growth and employee recruitment in the South Bay Area. The companies' 265 total employees will enhance Asyst's expertise in the companies' core areas of competency -- manufacturing and integration services. For Semifab, this includes not only its successful line of process environmental-control systems, but also its full range of outsourced services -- from integration, sheet-metal fabrication and machining, to industrial design and full and turnkey builds. AMP's capabilities center on its sophisticated high-quality, high-precision component machining and subsystem assembly, with short cycle times and responsive configuration management.

     The management of Asyst Technologies will host a conference call with the investment community, the media and the general public to discuss the opportunities these acquisitions afford Asyst and the equipment industry. Call details: Friday, December 8, 8:00 a.m. PST / 11:00 a.m. EST. All interested participants may call in to: 303/205-0044, or access the call via webcast at: www.asyst.com. A replay will be available for five business days, beginning Friday, December 8, at 10:00 a.m. PST / 1:00 p.m. EST. Replay dial-in number:
303/590-3000; passcode: 796403.

     About AMP: Advanced Machine Programming provides contract precision machining and electro-mechanical assembly services to the electronics manufacturing and semiconductor equipment industry. Founded in 1980, AMP is headquartered in Morgan Hill, Calif., and has a design/integration center in Austin, Texas. AMP's "user-friendly" concurrent engineering, rapid prototyping and turnkey manufacturing services enable the customer's focus to remain on the customer. AMP's homepage is http://www.a-m-p.net.

     About Semifab: Semifab, Inc., founded in 1978, designs, manufactures, markets and supports complete process environmental-control systems, including enclosures, air-control modules and inert atmospheres for isolated wafer environments. A vertically integrated company, Semifab provides full outsourcing capabilities for the semiconductor and other advanced technology industries, striving to work in partnership with customers to provide high-quality products at a fair price. Semifab is headquartered in Hollister, Calif.; its homepage is http://www.semifab.com.

     About Asyst: Asyst Technologies, Inc. is the leading provider of isolation and automation technologies that enable semiconductor makers to protect their valued assets throughout the

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manufacturing process while increasing manufacturing productivity. Through this
"Value-Assured Fab" strategy, Asyst offers a broad range of 200mm and 300mm solutions that enable the safe transfer of wafers and information between the process equipment and the fab line throughout the IC fabrication process, preventing human, environmental, mechanical and chemical harm. Encompassing robotics, portals, wafer and reticle carriers, connectivity and interface products, and transport and loading products, Asyst's modular, interoperable solutions allow chipmakers and original equipment manufacturers (OEMs) to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst's homepage is http://www.asyst.com.

     Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: failure to efficiently integrate acquired companies, failure to retain employees of acquired companies, dependence on a few significant customers, the strain on operations from our rapid growth, the volatility of semiconductor industry cycles, competition in the semiconductor equipment industry, the transition of the industry from 200mm wafers to 300mm wafers, risks associated with the acceptance of new products and product capabilities, including our Plus Portal systems, and other factors more fully detailed in the Company's most recent 10Q quarterly report on file with the Securities and Exchange Commission.

Contact:

  Asyst Technologies, Inc.
  Asyst Technologies, Inc.
  Laura Guerrant, 510/661-5000 (Investors) lguerrant@asyst.com
  Maya Petrova, 510/661-5000
  mpetrova@asyst.com
  or
  MCA
  Lisa Gillette-Martin, 650/968-8900
  lgmartin@mcapr.com

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